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                                                                     Exhibit 23




                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg Nos. 333-13451, 333-26433, 333-42048, 333-42050 and 333-44758)
and on Form S-3 (Reg. No. 333-65699) of Allegiant Bancorp, Inc. (the Company) of our report dated January 17, 2001, with respect to the consolidated financial statements of the Company as of December 31, 2000 and 1999 and for each of the years in the three- year period ended December 31, 2000, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                   /s/ Ernst & Young LLP

St. Louis, Missouri
March 16, 2001